[EXHIBIT 99.1]

MHR FUND MANAGEMENT LLC

By:      /s/ Mark H. Rachesky, M.D.
        --------------------------------
         Name: Mark H. Rachesky, M.D.
         Title:  Managing Member

Address: 40 West 57th Street, 24th Floor
         New York, New York 10019


** Intentional misstatements or omissions of facts constitute Federal Criminal
   Violations. See 18 U.S.C. 1001 and 15 U.S.C. 78ff(a).

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                       ** Signature of Reporting Person                 Date


Note: File three copies of this Form, one of which must be manually signed. If space is insufficient, see Instruction 6 for procedure.